Exhibit 99.1

Innovative Solutions & Support, Inc. Announces Fourth Quarter and Full Year Fiscal 2019 Financial Results

EXTON, Pa.--(BUSINESS WIRE)--Innovative Solutions & Support, Inc. (“IS&S” or the “Company”) (ISSC) today announced its financial results for the fourth quarter and full year fiscal 2019, ended September 30, 2019.

For the fourth quarter of fiscal 2019, the Company reported net sales of $4.8 million, up 33% from $3.6 million in the fourth quarter a year ago. The Company reported fourth quarter net income of $1.0 million, or $0.06 per share, compared to a net loss of $414,000, or ($0.03) per share, in the fourth quarter of fiscal 2018. Revenues were also up sequentially for the seventh time in the last eight quarters.

Geoffrey Hedrick, Chairman and Chief Executive Officer of IS&S, said, “The fourth quarter was a strong finish to a year in which we generated growth in revenues, earnings and cash flow. For the year, revenues were up 27%. These results reflect the strategy I discussed last year to focus on fewer, but potentially more lucrative, growth opportunities. We also ended fiscal 2019 with our best quarter of new orders, the highest quarterly order intake rate in more than two years. In addition, we received a Federal Aviation Administration (FAA) Supplemental Type Certificate (STC) for our patented ThrustSense® Auto-throttle retrofit for the King Air included revolutionary aircraft safety system integrated into the auto-throttle.”

The ThrustSense® system, designed to prevent Engine-out loss-of-control accidents was recently reviewed in the aircraft industry periodical Aviation International News:

“…the King Air ThrustSense system adds more than just easier speed control and engine management. In the King Air, the IS&S auto-throttles also offer a significant safety benefit in case of failure of one engine, especially on takeoff. This hazard has come under the microscope as a result of a pair of King Air takeoff accidents: in Wichita in 2014; and Addison, Texas, on July 1 this year.”

“This FAA STC,” continued Hedrick, “establishes a solid foundation to expand our technology throughout the King Air and other families of twin-engine equipped aircraft.”

At September 30, 2019, the Company had $22.4 million of cash on hand, up over two million dollars from September 30, 2018 as net cash flows from operating activities were in excess of $2.1 million for the year. New orders in the fourth quarter of fiscal 2019 were over $6 million, the highest new order quarter this year, and backlog as of September 30, 2019, was $5.9 million. Backlog excludes potential future ongoing production orders from the Pilatus PC-24 and the KC-46A programs both of which are currently in production. The Company expects both programs to remain in production for multiple years and that these contracts will add to production sales already in backlog.

Full Year Results

Total sales for the fiscal year ended September 30, 2019, were $17.6 million, up 27% from $13.9 million for full year 2018. The company reported fiscal 2019 net income of $1.9 million, or $0.11 per share, a significant improvement from a net loss of $3.7 million, or ($0.22) per share for fiscal 2018.

Conference Call

The Company will be hosting a conference call on Thursday, December 12, 2019, at 10:00 a.m. ET to discuss these results and the Company’s business outlook and product development. Please use the following dial in number to register your name and company affiliation for the conference call: 877-270-2148 and ask to be joined into the Innovative Solutions & Support call. The call will also be carried live on the Investor Relations page of the Company website at www.innovative-ss.com.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, Pa., Innovative Solutions & Support, Inc. (www.innovative-ss.com) is a systems integrator designs, develops, manufactures, sells and services air data equipment, engine display systems, standby equipment, primary flight guidance, auto-throttles and cockpit display systems for retrofit applications and original equipment manufacturers (OEMs). The Company supplies integrated Flight Management Systems (“FMS”), Flat Panel Display Systems (FPDS), Auto-throttle Systems, air data equipment, Integrated Standby Units (ISU) and advanced Global Positioning System (GPS) receivers that enable reduced carbon footprint navigation.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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Innovative Solutions and Support, Inc.

Consolidated Balance Sheets

(unaudited)

	September 30,	September 30,
	2019	2018
ASSETS
Current assets
Cash and cash equivalents	$22,416,830	$20,390,713
Accounts receivable	2,348,537	3,449,893
Contract asset	80,182	-
Inventories	4,470,694	4,280,108
Prepaid expenses and other current assets	642,049	544,234

Total current assets	29,958,292	28,664,948

Property and equipment, net	8,444,692	8,786,737
Other assets	154,041	181,993

Total assets	$38,557,025	$37,633,678

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable	$1,079,073	$1,529,792
Accrued expenses	1,110,918	1,463,021
Contract liability	29,231	356,801

Total current liabilities	2,219,222	3,349,614

Non-current deferred income taxes	129,651	129,594

Total liabilities	2,348,873	3,479,208

Commitments and contingencies	-	-

Shareholders' equity

Preferred stock, 10,000,000 shares authorized, $.001 par value, of which 200,000 shares are authorized as Class A Convertible stock. No shares issued and outstanding at September 30, 2019 and 2018	-	-

Common stock, $.001 par value: 75,000,000 shares authorized, 19,005,487 and 18,937,050 issued at September 30, 2019 and 2018, respectively	19,006	18,937

Additional paid-in capital	51,987,096	51,783,779
Retained earnings	5,570,587	3,720,291
Treasury stock, at cost, 2,096,451 shares at September 30, 2019 and at September 30, 2018	(21,368,537)	(21,368,537)

Total shareholders' equity	36,208,152	34,154,470

Total liabilities and shareholders' equity	$38,557,025	$37,633,678

Innovative Solutions and Support, Inc.

Consolidated Statements of Operations

(unaudited)

	Three months ended		Twelve months ended
	September 30,		September 30,
	2019	2018	2019	2018
Sales	$4,801,988	$3,645,521	$17,572,589	$13,850,372

Cost of sales	1,942,734	1,829,327	7,676,119	7,311,923

Gross profit	2,859,254	1,816,194	9,896,470	6,538,449

Operating expenses:
Research and development	522,427	592,187	2,489,806	3,575,801
Selling, general and administrative	1,463,794	1,668,245	5,877,920	6,674,187
Total operating expenses	1,986,221	2,260,432	8,367,726	10,249,988

Operating income (loss)	873,033	(444,238)	1,528,744	(3,711,539)

Interest income	101,672	17,092	249,620	53,561
Other income	16,423	14,500	73,737	67,724

Income (loss) before income taxes	991,128	(412,646)	1,852,101	(3,590,254)

Income tax (benefit) expense	(5,989)	1,731	1,805	63,651

Net income (loss)	$997,117	$(414,377)	$1,850,296	$(3,653,905)

Net income (loss) per common share:
Basic	$0.06	$(0.03)	$0.11	$(0.22)
Diluted	$0.06	$(0.03)	$0.11	$(0.22)

Weighted average shares outstanding:
Basic	16,888,692	16,823,754	16,867,550	16,805,991
Diluted	17,074,825	16,823,754	16,942,447	16,805,991